Filed Pursuant to Rule 424(b)(5)

Registration No. 333-292868

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 22, 2026)

POET TECHNOLOGIES INC.

20,689,656 COMMON SHARES

_____________________________________________________________________________________________

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 20,689,656 of our common shares, without par value, to institutional investors.

Our common shares are listed and posted for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “POET.” On January 22, 2026, the last trading day immediately prior to the filing of this prospectus supplement, the closing price of our common shares on Nasdaq was US$6.94 per common share.

We have engaged Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”), to act as our exclusive Placement Agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities we are offering. We have agreed to pay the Placement Agent the commissions set forth in the table above. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Offering Price	$7.2500	$150,000,006.00
Placement Agent Fees (1)	$0.3625	$7,500,000.30
Proceeds, before expenses, to us	$6.8875	$142,500,005.70

(1) In addition, we have agreed to pay the placement agent certain expenses. See “Plan of Distribution” beginning on page S-21 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and refer to the risk factors that may be included in our reports and other information that we file with the U.S. Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the common shares is expected to be made on or about January 23, 2026, subject to the satisfaction of certain conditions.

Sole Placement Agent

Titan Partners

a division of American Capital Partners

The date of this prospectus supplement is January 22, 2026.

Table of Contents

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives general information about the Company and the types of securities we may offer, some of which may not apply to this offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purposes of this offering.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

Neither the Company nor the Placement Agent has authorized anyone to provide readers with information different from that contained in this prospectus supplement and the accompanying prospectus (or incorporated by reference herein or therein). The Company and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give readers of this prospectus supplement and the accompanying prospectus. If the description of the common shares being offered hereby or any other information varies between this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein), you should rely on the information in this prospectus supplement. The common shares being offered in this offering are not being offered in any province or territory of Canada and are not being offered in any jurisdiction where the offer or sale of such securities is not permitted.

Readers should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement and the accompanying prospectus or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective date of each such document. The business, financial condition, results of operations and prospects of the Company may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the prospectus and the information incorporated by reference herein and therein.

This prospectus supplement shall not be used by anyone for any purpose other than in connection with this offering. The Company does not undertake to update the information contained or incorporated by reference herein or in the prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the Company’s website shall not be deemed to be a part of this prospectus supplement or the accompanying prospectus and such information is not incorporated by reference herein or therein.

Investing in our securities may subject you to tax consequences in the U.S. and/or Canada. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and the accompanying prospectus and consult your own tax adviser with respect to your own particular circumstances.

Our consolidated financial statements that are incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which we refer to as IFRS.

All trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless otherwise noted or the context otherwise indicates, “POET”, the “Company”, “us” and “we” refer to POET Technologies Inc. and its subsidiaries and predecessors.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus supplement are references to U.S. dollars. References to “$”, “US$” or “USD$” are to U.S. dollars and references to “CS” or “CA$” are to Canadian dollars.

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Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein may contain “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking statements”). Forward-looking statements may relate to our future financial outlook and anticipated events or results and may include statements regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, statements regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “plans,” “targets,” “expects,” “does not expect,” “is expected,” “scheduled,” “estimates,” “outlook,” “intends,” “anticipates,” “does not anticipate,” “believes,” or variations (including negative and grammatical variations) of such words and phrases or state that certain actions, events or results “may,” “could,” “would,” “might,” “will,” “will be taken,” “occur” or “be achieved.” In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical fact but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are subject to various risks and uncertainties, including those described under the heading “Risk Factors” or elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, many of which are difficult to predict and generally beyond the control of the Company, including without limitation, risks:

●	associated with the Company’s history of operating losses;
●	associated with the Company’s ability to attract and retain key personnel;
●	associated with the highly complex and uncertain nature of developing technologically advanced products in the semiconductor and photonics sectors;
●	associated with the optical data communications industry, including rapid growth, volatility and dependence on rapidly changing technologies;
●	that the Company’s objectives for the development of new products will not be met within the timelines the Company expects or at all;
●	that the Company will not be able to compete in highly competitive markets;
●	associated with the Company’s ability to consummate strategic acquisitions;
●	that acquisitions the Company pursues could result in operating and other difficulties relating to integration of new businesses into the Company’s existing business, dilution to the Company’s shareholders and other consequences harmful to the Company’s business;
●	the Company’s reliance on the success of its Optical Interposer;
●	associated with the Company’s products being completed, qualified and introduced according to end-user requirements;
●	associated with the difficulties of forecasting customer demand and product mix accurately;
●	associated with engineering, product development and manufacturing;
●	associated with the Company’s reliance on a limited number of key suppliers and contract manufacturers;
●	associated with companies operating in the People’s Republic of China;
●	associated with economic and political uncertainties;
●	arising from new tariffs on the Company’s supply chain and cost structure;
●	associated with governmental export and import controls;
●	that the trading price of the common shares of the Company will be volatile;
●	that shareholders’ interests will be diluted through future stock offerings or options and warrant exercises;
●	that sales of common shares, or the prospect of future sales, may depress our stock price;
●	associated with the Company’s internal control over financial reporting;
●	associated with successfully protecting patents and trademarks and other intellectual property rights;
●	associated with potential intellectual property disputes;
●	associated with disruptions or failures in information technology systems and network infrastructures;
●	associated with significant disruption in, or breach in security of, our information technology systems or violations of data protection laws;

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●	associated with potential political, legal and economic instability, foreign conflicts, and the impact of regional and global infectious illnesses in the countries in which we and our customers, suppliers and contract manufacturers are located;
●	related to periodic changes in a specific country’s or region’s economic conditions, such as recession;
●	associated with natural disasters or other catastrophic events;
●	associated with regulatory matters, including the Company’s ability to obtain all required licenses to conduct its business, trade-related barriers, certification requirements, and Canadian and foreign anticorruption laws;
●	associated with fluctuations in foreign currency exchange rates;
●	associated with the failure to comply with the U.S. Foreign Corrupt Practices Act;
●	concerning the actual allocation of proceeds from any financings undertaken by the Company;
●	concerning the Company’s ability to use its net operating losses and certain other tax attributes;
●	associated with the Company’s ability to maintain its status as a “foreign private issuer;”
●	that the rights of our shareholders may differ from the rights typically afforded to shareholders of a U.S. corporation; and
●	associated with any characterization of the Company as a passive foreign investment company.

Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from what is anticipated, estimated or intended, including those factors described or referred to under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. Such statements are based on a number of assumptions, which may prove to be incorrect.

Accordingly, readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

All of the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein, are expressly qualified by the foregoing cautionary statements. Investors should read this entire prospectus supplement and the accompanying prospectus and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in our securities.

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Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included herein and therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

General

The legal and commercial name of the Company is POET Technologies Inc. The Company was originally incorporated under the British Columbia Company Act on February 9, 1972 as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the British Columbia Company Act. By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) (the “OBCA”). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the New Brunswick Business Corporations Act. By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Company is an Ontario-based corporation governed by the OBCA.

The Company’s head and registered office is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2 our telephone number is (416) 368-9411. The Company’s website is www.poet-technologies.com.

Intercorporate Structure

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Description of the Business

The Company is a design and development company offering photonic integrated packaging solutions based on the POET Optical Interposer™, a novel platform that allows the seamless integration of electronic and photonic devices onto a single chip using advanced wafer-level semiconductor manufacturing techniques. The semiconductor industry has adopted the term “Wafer-Level Chip-Scale Packaging” to describe similar approaches within the semiconductor industry. POET’s Optical Interposer eliminates costly components and labor-intensive assembly, alignment and testing methods employed in conventional photonics. We believe the cost-efficient integration scheme and scalability of the POET Optical Interposer brings value to devices or systems that integrate electronics and photonics, including high-growth areas of communications and computing. The emergence of artificial intelligence systems has placed extraordinary demands on cloud-based artificial intelligence service providers and hyperscale data centers for increases in network speeds and bandwidth. We believe that chip-scale integration is essential to developing hardware that can meet such demands and that the Company is on the forefront of providing scalable solutions for current and future artificial intelligence systems.

Optical Interposer and Optical Engines

The Company’s Optical Interposer is a platform technology; a technology on which specific products can be integrated and built. The optical interposer platform’s basic elements and built-in features allow the close integration of a wide variety of electronic and photonic components into an “optical engine.” The combination of the platform, selected platform features and a specific set of components define an optical engine product.

Utilizing the Optical Interposer platform, the Company has successfully developed several optical engine products. These products are in various stages of evaluation / qualification by major customers, which are primarily makers of optical modules and, therefore, are in the process of being commercialized. The evaluation / qualification process typically takes several months and often involves a request to make specific modifications to the optical engines or the optical interposer in order to meet either established industry standards or specific customer requirements.

Additional information regarding the business of the Company can be found in the documents incorporated by reference herein, copies of which are available for review under the Company’s issuer profile on EDGAR at www.sec.gov/EDGAR. See “Incorporation of Certain Information by Reference.”

Transfer Agent and Registrar

The transfer agent and registrar of the Company’s common shares is Computershare Trust Company of Canada, 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

Listing

Our common shares are listed and posted for trading on Nasdaq under the symbol “POET.”

Foreign Private Issuer Status

As a foreign private issuer, we are exempt from certain rules under the Exchange Act, including its rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are currently exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. However, beginning on March 18, 2026, our officers and directors will become subject to the reporting requirements contained in Section 16(a) of the Exchange Act In addition, we are not required to publish financial statements as promptly as U.S. companies in certain instances or follow certain other rules and regulations applicable to U.S. domestic public companies.

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The Offering

Common Shares Offered by Us	20,689,656 common shares

Offering Price	$7.25 per common share

Common Shares to be Outstanding Immediately After this Offering	152,711,182 common shares

Use of Proceeds	We intend to use the net proceeds from this offering for corporate development, including targeted acquisitions, scaling up of our research and development, acceleration of our high-speed optical module and light source businesses, expanding operations, and general working capital. See “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” sections beginning on page S-9 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

Tax Considerations	You are urged to consult your own tax advisers with respect to the U.S. and Canadian federal, state, provincial, territorial, local and foreign tax consequences of purchasing, owning and disposing of our common shares. See “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations” on pages S-15 and S-19 of this prospectus supplement.

Listing	Our common shares are listed on the Nasdaq Capital Market under the symbol “POET.”

The number of common shares that will be outstanding after this offering as shown above is based on 132,021,526 common shares outstanding as of December 31, 2025 and excludes the following:

●	5,827,544 common shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $1.93 per share;

●	37,385,938 common shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $5.71 per share, which warrants are not included in the selling shareholder warrants; and

●	3,412,076 common shares issuable upon the vesting of outstanding restricted share units issued to certain directors and officers of the Company.

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Where You Can Find More Information

Copies of the documents incorporated herein by reference may be obtained on request, without charge, from the Corporate Secretary of POET at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, telephone: (416) 368-9411. Those documents are also available electronically through the SEC’s EDGAR website at www.sec.gov/EDGAR. Our filings on the Canadian System for Electronic Data Analysis and Retrieval and EDGAR, including the documents filed as exhibits thereto, are not incorporated by reference in this prospectus supplement and the accompanying prospectus except as specifically set out herein and therein.

In addition to being subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, filing reports and other information with the SEC on EDGAR, the Company has continuous disclosure obligations under the securities laws of the provinces and territories of Canada. Those documents are available electronically through the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, which the Company elects to take advantage of in certain cases, the Company’s reports and other information filed with the SEC may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the U.S. In addition, as a “foreign private issuer,” we are exempt from certain rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act, except that, beginning on March 18, 2026, our officers and directors will become subject to the reporting requirements contained in Section 16(a) of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies in certain instances or follow certain other rules and regulations applicable to U.S. public companies. See “Risk Factors.”

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form F-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which form a part of the registration statement, do not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information about us and our securities, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus supplement and the prospectus, including the documents incorporated by reference herein and therein, as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is deemed to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 1, 2025 (the “Annual Report”);

●	our report on Form 6-K, furnished to the SEC on May 15, 2025, with respect to our condensed consolidated interim financial statements for the three months ended March 31, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	our report on Form 6-K, furnished to the SEC on August 12, 2025, with respect to our condensed consolidated interim financial statements for the six months ended June 30, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	our report on Form 6-K, furnished to the SEC on November 14, 2025, with respect to our condensed consolidated interim financial statements for the nine months ended September 30, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “Third Quarter MD&A”);

●	our report on Forms 6-K, furnished to the SEC on January 3, 2025, May 23, 2025, July 1, 2025, July 9, 2025, July 17, 2025, September 5, 2025, October 7, 2025, October 28, 2025 and November 5, 2025; and

●	the description of our common shares contained in our Registration Statement on Form 8-A, as amended by Amendment No. 1 thereto filed with the SEC on March 11, 2022, and any amendments and reports updating such description.

In addition, this prospectus supplement and the accompanying prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus supplement and the accompanying prospectus. We may also incorporate by reference into this prospectus supplement and the accompanying prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus form a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference.

Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document (or part thereof) incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document (or part thereof) that also is or is deemed to be incorporated by reference in this prospectus supplement or in the accompanying prospectus, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from us at:

POET Technologies Inc.

Attention: Corporate Secretary

Suite 1107, 120 Eglinton Avenue East

Toronto, Ontario, M4P 1E2, Canada

(416) 368-9411

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Risk Factors

Investing in our securities involves a high degree of risk, including those described below. Please see the “Risk Factors” section in our Annual Report and the “Key Business Risks and Uncertainties” section in the Third Quarter MD&A, along with any disclosure related to the risk factors contained in our subsequent reports, in each case which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the events described in such “Risk Factors” and “Key Business Risks and Uncertainties” sections occur, or the risks described herein or therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

Sales of a substantial number of our common shares, or the perception that such sales may occur, may adversely impact the price of our common shares.

Sales of a substantial number of our common shares in the public markets could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. Substantially all of our outstanding common shares may be sold in the public market. If substantial additional common shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common shares could decline. Sales of a substantial number of common shares in the public market could occur at any time. In addition, the issuance of our common shares in this offering could result in resales of our common shares by our current shareholders who may be concerned about the potential ownership dilution of their holdings. In turn, these sales could have the effect of depressing the market price for our common shares. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

Our constating documents permit the issuance of an unlimited number of common shares, and any purchasers of our common shares will have no pre-emptive rights in connection with such further issuance. Our directors have discretion to determine the price and the terms of further issuances. We cannot predict the size of future sales and issuances of securities or the effect, if any, that such future sales and issuances of securities will have on the market price of our common shares. The issuance of additional securities and the exercise of common share purchase warrants, stock options and other convertible securities will result in dilution of the equity interests of any persons who are or may become holders of common shares. Sales or issuances of a substantial number of securities, or the perception that such sales could occur, may adversely affect prevailing market prices of our common shares.

The Company will have broad discretion over the use of proceeds from this offering.

The Company currently intends to allocate the net proceeds received from this offering as described under the heading “Use of Proceeds”; however, management of the Company will have broad discretion in the application of the net proceeds from this offering pursuant to this prospectus supplement and the accompanying prospectus, as well as the timing of their expenditures. Given the broad discretion given to the Company’s management in the actual application of the net proceeds received from this offering, the Company may elect to allocate proceeds differently from that described under the heading “Use of Proceeds” if the Company believes it would be in its best interests to do so, which may be in ways that an investor may not consider desirable. The failure by the Company’s management to apply any funds received effectively could have a material adverse effect on its business and results of operations. The results and the effectiveness of the application of the net proceeds are uncertain. If the net proceeds received from this offering are not applied effectively, the Company’s business, financial condition and results of operations may suffer, which could adversely affect the price of the common shares on the open market.

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Investors may not be able to obtain enforcement of civil liabilities against the Company.

The Company has subsidiaries incorporated in the U.S., Singapore, China and Malaysia. Certain directors and officers reside outside of Canada, and substantially all of the assets of these persons are located outside of Canada. It may not be possible for Investors to effect service of process against the Company’s directors, officers and subsidiaries who are not resident or located in Canada. In the event a judgment is obtained in a Canadian court against one or more of the Company’s directors or officers for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against those directors and officers not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law claims or otherwise in original actions instituted in the jurisdictions where the Company’s subsidiaries are located. Courts in these jurisdictions may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

In addition, the enforcement by investors of civil liabilities under the United States federal or state securities laws may be adversely affected by the fact that the Company is governed by the Business Corporations Act (Ontario) (“OBCA”), that several of the Company’s officers and directors are residents outside of the United States and that all, or a substantial portion, of their assets and a substantial portion of the Company’s assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on, or enforce judgments obtained in the United States courts against, the Company or certain of the Company’s directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against the Company or the Company’s directors and officers. There is also doubt as to whether an original action could be brought in Canada against the Company or the Company’s directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

The Company may be classified as a passive foreign investment company for U.S. federal income tax purposes for the year ended December 31, 2025 and for the current and future fiscal years, which could result in adverse U.S. federal income tax consequences to U.S. holders of our common shares.

The Company would be classified as a passive foreign investment company (“PFIC”) for any taxable year if, after the application of certain look-through rules with respect to the income and assets of the Company’s corporate subsidiaries in which the Company owns at least 25% (by value) of the stock, either: (i) 75% or more of the Company’s gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”)), or (ii) 50% or more of the value of the Company’s assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Whether the Company is treated as a PFIC for U.S. federal income tax purposes for the year ended December 31, 2025, the current taxable year or in the foreseeable future is a factual determination that must be made annually after the close of each taxable year and is dependent on many factors, including the value of the Company’s passive assets, the amount and type of the Company’s gross income and market capitalization. Therefore, there can be no assurance that the Company will not be classified as a PFIC for the year ended December 31, 2025 or the current or future taxable years. Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder (as defined under the heading “Certain U.S. Federal Income Tax Considerations”) if the Company is treated as a PFIC for any taxable year during which such U.S. Holder holds our common shares. See “Certain U.S. Federal Income Tax Considerations – Passive foreign investment company”.

If a U.S. Holder is treated as owning at least 10% of the common shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of the common shares, such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in the Company’s group, if any. If United States shareholders collectively own more than 50% of the voting power or value of the Company or any of its non-U.S. subsidiaries, the Company and such non-U.S. subsidiaries each would be classified as a controlled foreign corporation. Additionally, because the Company’s group includes one or more U.S. subsidiaries, the application of certain stock attribution rules under the U.S. tax laws in effect for taxable years of foreign corporations that begin before January 1, 2026 (the “Downward Attribution Rules”) could cause certain of the Company’s non-U.S. subsidiaries to be treated as controlled foreign corporations, regardless of whether the Company is treated as a controlled foreign corporation. The Downward Attribution Rules were amended as part of the One Big Beautiful Bill Act (the “OBBBA”) that was enacted on July 4, 2025. Effective for taxable years of foreign corporations beginning after December 31, 2025, the OBBBA amendments generally prohibit downward attribution from a foreign person, such as the Company, to its non-U.S. subsidiaries for purposes of determining United States shareholder and controlled foreign corporation status. Consequently, the Company’s non-U.S. subsidiaries generally are not expected to be treated as controlled foreign corporations for taxable years beginning after December 31, 2025 solely as a result of the Company’s ownership of U.S. subsidiaries.

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A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “net CFC tested income” and investments in U.S. property by controlled foreign corporations, regardless of whether the Company makes any distributions. An individual who is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the running of the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due. The Company cannot provide any assurances that it will assist its investors in determining whether it or any of its non-U.S. subsidiaries are treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to it or any of such controlled foreign corporations. Further, the Company cannot provide any assurances that it will furnish to any U.S. Holder information that may be necessary to comply with the reporting and tax paying obligations described in this risk factor. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our common shares.

As a foreign private issuer, the Company is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to the Company’s U.S. shareholders.

The Company is a foreign private issuer under applicable U.S. federal securities laws, and, therefore, it is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations that are applicable to U.S. domestic public companies. In addition, the Company is eligible to utilize the Multijurisdictional Disclosure System adopted by the United States and Canada (“MJDS”), which the Company elects to take advantage of in certain cases (including, for purposes of this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement forms a part). As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although it is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors and principal shareholders are currently exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. However, beginning on March 18, 2026, our officers and directors will become subject to the reporting requirements contained in Section 16(a) of the Exchange Act. Therefore, the Company’s shareholders may not know on as timely a basis when its officers, directors and principal shareholders purchase or sell securities of POET as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Company is exempt from the proxy rules under the Exchange Act.

In addition, on June 4, 2025, the SEC published a Concept Release on Foreign Private Issuer Eligibility, inviting public comment on potential amendments to the definition of “foreign private issuer” and the accommodations available for those issuers that qualify as such. If the SEC adopts rules amending the definition of “foreign private issuer” to include requirements that we may not currently comply with, we may lose our status as a foreign private issuer. Even if we continue to qualify as a foreign private issuer, the accommodations available to us under applicable Securities Act and Exchange Act requirements may be adversely affected by rules adopted, and other actions taken, in the future by the SEC related to foreign private issuers.

The Company will likely lose its foreign private issuer status in the future, which could result in significant additional costs and expenses associated with additional disclosure, reporting, and governance requirements under the Exchange Act and Nasdaq continued listing rules (the “Nasdaq Rules”).

The Company expects that, in the future, it may no longer qualify as a “foreign private issuer.” If the Company no longer qualifies as a foreign private issuer, the Company would become subject to the requirements imposed by the Exchange Act and the Nasdaq Rules on U.S. domestic reporting companies, including, but not limited to, the proxy disclosure requirements, events triggering shareholder approval and various corporate governance requirements. The Company would also be required to file annual, quarterly, and periodic reports on Forms 10-K, 10-Q, and 8-K, respectively, within the time periods required by the Exchange Act, which, in many instances, are significantly shorter than the time periods for foreign private issuers to file the less-extensive periodic reporting required of them. The Company’s directors, officers and 10% or greater holders of the Company’s securities would also become subject to all of the short-swing trading and other requirements of Section 16 of the Exchange Act in respect of their ownership of and transactions in our securities.

The regulatory and compliance costs to the Company under U.S. securities laws as a U.S. domestic issuer might be significantly higher than costs the Company currently incurs as a foreign private issuer, and such compliance could divert the time and attention of senior management from business strategy, which could have a material adverse effect on the Company’s business and financial results.

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Capitalization and Indebtedness

The following table sets forth our capitalization and indebtedness as of September 30, 2025, the date of our most recent financial statements:

- on an actual basis ;

- on a pro forma, as adjusted basis after giving effect to issuances of our common shares after September 30, 2025, as of December 31, 2025;

- on a pro forma, as further adjusted basis to reflect the sale of the common shares in this offering at a public offering price of $7.25 per common share, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2025	As of December 31, 2025
	Actual	Pro Forma As Adjusted	Pro Forma As Further Adjusted
Non-Current Indebtedness:
Lease liability	$636,231	$592,471	$592,471

Current Indebtedness:
Accounts payable and accrued liabilities	$2,892,784	$3,000,000	$3,000,000
Lease liability	$147,877	$138,982	$138,982
Contract liabilities	$619,002	$619,002	$619,002
Derivative warrant liability	$30,599,601	74,824,021	$74,824,021
Convertible debt	6,500,000	6,500,000	$6,500,000
Total Indebtedness	$41,395,495	$85,674,476	$85,674,476

Shareholders’ equity:
Share capital (common shares)	$255,147,246	$271,840,630	$416,140,630
Commitment to issue shares	$45,765,710	$30,599,601	$30,599,601
Contributed surplus	$58,979,770	$16,727,834	$16,727,834
Accumulated other comprehensive loss	$(2,176,173)	$(2,176,173)	$(2,176,173)
Deficit	$(291,278,379)	$(310,378,379)	$(312,378,379)
Total Capitalization	$107,833,669	$92,287,989	$234,587,989

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Use of Proceeds

We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately US$142,300,006.

We intend to use the net proceeds from this offering for corporate development, including targeted acquisitions, scaling up of our research and development, acceleration of our high-speed optical module and light source businesses, expanding operations, and general working capital. We do not have any agreements or commitments for any specific acquisitions at this time. Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.

While we intend to use the net proceeds of this offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable. The actual amount that use in connection with each of the intended uses of proceeds will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

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Dilution

If you invest in our common shares, you will experience dilution to the extent of the difference between the offering price per share and the pro forma as adjusted net tangible book value per share after this offering.

Our historical net tangible book value on September 30, 2025 was US$60,631,064, or US$0.66 per common share. “Net tangible book value” represents our total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of common shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common shares in this offering and the net tangible book value per share of our common shares immediately after completion of this offering. After giving effect to the securities issued by the Company between October 1, 2025 and December 31, 2025, our pro forma net tangible book value as of September 30, 2025 was approximately $300,266,498 or $2.27 per common share.

After giving effect to the sale of 20,689,656 common shares in this offering, and after deducting the placement agent fees and our estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately US$442,266,498, or US$2.89 per common share. This represents an immediate increase in the pro forma as adjusted net tangible book value of US$0.62 per share to our existing shareholders and immediate dilution of US$4.36 per share to the investors in this offering. The following table illustrates this calculation on a per share basis in U.S. dollars.

Public offering price per common share offered	$7.25
Historical net tangible book value per common share as of September 30, 2025	$0.66
Increase in net tangible book value due to the pro forma adjustments	$1.60
Pro forma net tangible book value per common share as of September 30, 2025	$2.27
Increase in as adjusted net tangible book value per share attributable to this offering	$0.62
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$2.89
Dilution per share to new investors in this offering (1)	$4.36

(1) Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to the offering from the public offering price per share paid by a new investor.

The above discussion and table are based on 91,010,598 common shares outstanding as of September 30, 2025, and does not include:

● 8,556,349 common shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $1.72 per share;

● 27,822,805 common shares issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $4.82 per share, which warrants are not included in the selling shareholder warrants; and

● 3,098,549 common shares issuable upon the vesting of outstanding restricted share units issued to certain directors and officers of the Company.

The above illustration of dilution per common share to investors participating in this offering assumes no further exercise of outstanding options, warrants or debentures to purchase our common shares. To the extent that any of our outstanding options, warrants or debentures are exercised, or we issue additional common shares, equity securities or convertible debt securities in the future, there may be further dilution to the new investors.

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Certain U.S. Federal Income Tax Considerations

The following discussion describes certain U.S. federal income tax considerations to U.S. Holders (as defined below) under current U.S. federal income tax law of an investment in the common shares acquired pursuant to this offering. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, or the Medicare contribution tax on net investment income or the alternative minimum tax, are not discussed. This summary applies only to investors who acquire and hold the common shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and who have the U.S. Dollar as their functional currency. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could adversely affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances or to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons whose functional currency is not the U.S. dollar;

●	persons holding the common shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities, commodities or currencies;

●	S corporations or entities or arrangements treated as partnerships for U.S. federal income tax purposes;

●	tax-exempt organizations or governmental organizations;

●	individual retirement accounts or other tax-deferred accounts;

●	persons who acquired the common shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons that own or are deemed to own 10% or more of the Company’s stock by vote or value directly, indirectly or constructively;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the common shares being taken into account in an applicable financial statement;

●	persons that hold common shares through a permanent establishment or fixed base outside the United States; and

●	persons deemed to sell common shares under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED SHARES.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common shares that, for U.S. federal income tax purposes, is or is treated as any of the following:

● an individual who is a citizen or resident of the United States;

● a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

● an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

● a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an investor is an entity taxable as a partnership for U.S. federal income tax purposes, such investor’s tax treatment generally will depend on the activities of the partnership. Partnerships holding common shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

Taxation of dividends and other distributions on the common shares

The discussion in this section “Taxation of dividends and other distributions on the common shares” is subject to the discussion regarding PFICs below.

The gross amount of any distribution to a U.S. Holder with respect to the common shares, including any non-U.S. taxes withheld from the amount paid, will be included in such U.S. Holder’s gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined applying U.S. federal income tax principles). To the extent the amount of the distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a return of a U.S. Holder’s tax basis in the common shares, and to the extent the amount of the distribution exceeds the tax basis, as capital gain. The Company does not intend to calculate its earnings and profits applying U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions will generally be reported as ordinary dividend income. Dividends paid by the Company will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.

Subject to certain holding period and other limitations, dividends the Company pays to certain non-corporate U.S. Holders may be “qualified dividend income” taxable for regular U.S. federal income tax purposes at preferential tax rates. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends.

Dividends paid by the Company will be includible in the income of a U.S. Holder in a U.S. Dollar amount calculated by reference to the exchange rate on the day the distribution is received. A U.S. Holder that receives a foreign currency distribution and converts the foreign currency into U.S. Dollars subsequent to receipt may have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. Dollar, which will generally be U.S. source ordinary income or loss. A loss might not be deductible due to certain limitations.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on the common shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally will constitute “passive category income.” The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisor regarding the availability of the foreign tax credit under their particular circumstances.

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Taxation of disposition of the common shares

The discussion in this section “Taxation of disposition of common shares” is subject to the discussion regarding PFICs below.

A U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of the common shares equal to the difference between the amount realized (in U.S. Dollars) on the disposition and such holder’s tax basis (in U.S. Dollars) in the common shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held the common shares for more than one year at the time of the disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

Passive Foreign Investment Company

A non-United States corporation will be a PFIC for United States federal income tax purposes for any taxable year if, after applying certain look-through rules with respect to subsidiaries in which the Company owns at least 25% (by vote or value) of the stock, either:

●	at least 75% of its gross income for such taxable year is passive income, or

●	at least 50% of the total value of its assets (generally based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income.

If the Company is classified as a PFIC for any year during a U.S. Holder’s holding period with respect to our common shares, then certain adverse rules could affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of the common shares. The Company has not made any determination relating to its PFIC status for the taxable year ended December 31, 2025, the current taxable year or any other year. Because the Company’s PFIC status for any taxable year can be determined only after the end of the year and will depend on the composition of its income and assets and the value of its assets from time to time, there can be no assurance that the Company will not be a PFIC for the year ended December 31, 2025 or the current or future taxable years, and neither the Company nor its U.S. counsel expresses any opinion with respect to the Company’s PFIC status or its expectations regarding its PFIC status.

If the Company is a PFIC for any taxable year during a U.S. Holder’s holding period for the common shares, it generally will continue to be treated as a PFIC with respect to such holder’s investment in the common shares for all succeeding years during which such holder holds the common shares. In that event, a U.S. Holder would (unless it made one of the elections discussed below on a timely basis) be taxable on gain recognized on a disposition of the common shares and upon receipt of certain “excess distributions” (generally, distributions that exceed 125% of the average amount of distributions in respect of the common shares received during the preceding three taxable years or, if shorter, during the U.S. Holder’s holding period prior to the distribution year) as if such income had been recognized ratably over the U.S. Holder’s holding period. Tax would be computed on such income at the highest ordinary income tax rate in effect for each taxable year to which income is allocated, and an interest charge on the tax as so computed would also apply.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If a U.S. Holder makes a valid mark-to-market election for the common shares, such holder will include in income for each year that the Company is treated as a PFIC, an amount equal to the excess, if any, of the fair market value of the common shares as of the close of such holder’s taxable year over the holder’s adjusted basis in the common shares. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, in each case to the extent the amount of such loss does not exceed the net mark-to-market gains for the common shares previously included in income. A U.S. Holder’s basis in the common shares will be adjusted to reflect any such income or loss amounts.

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The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The common shares are listed on Nasdaq, which is a qualified exchange. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs the Company owns, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Investors should consult their tax advisor as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

As an alternative to the tax treatment described above, a U.S. Holder could elect to treat the Company as a “qualified electing fund” (a “QEF”), in which case the U.S. Holder would be taxed currently, for each taxable year that the Company is a PFIC, on its pro rata share of the Company’s ordinary earnings and net capital gain (subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge). A QEF election is only available if the PFIC provides timely annual U.S. tax information to a U.S. Holder that makes the election. Special rules apply if a U.S. Holder makes a QEF election after the first taxable year of its holding period in which the Company is a PFIC. In the event that the Company concludes that it will be classified as a PFIC, the Company will also determine at that time whether it will provide U.S. Holders with the information that is necessary to make a QEF election. Amounts includable in income as a result of a QEF election will be determined without regard to the Company’s prior year losses or the amount of cash distributions, if any, received from the Company. A U.S. Holder’s basis in its common shares will increase by any amount included in income and decrease by any distributions of amounts previously taxed under the QEF rules.

If the Company is a PFIC for any taxable year during which a U.S. Holder owns common shares, it generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years even if it ceases to meet the requirements for PFIC status. Notwithstanding any election made with respect to the common shares, if the Company is a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the common shares will not qualify as “qualified dividends” eligible for taxation at reduced federal income tax rates.

A U.S. Holder of a PFIC is required to file an IRS Form 8621. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to an investment in the common shares.

The PFIC rules are very complex. The Company offers no opinion or representation of any kind with respect to its PFIC status. Each U.S. Holder should consult its own tax advisor with respect to the PFIC rules, including the impact of such status on such U.S. Holder, in light of such U.S. Holder’s particular tax situation, whether to make a QEF election with respect to the common shares and the consequences to such U.S. Holder of not making either a QEF election or a mark-to-market election.

Information reporting and backup withholding

Dividend payments (including constructive dividends) with respect to the common shares and proceeds from the sale, exchange or other disposition of the common shares may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional reporting requirements

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the common shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to comply with such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of common shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE OFFERED SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES .

S-18

Certain Canadian Federal Income Tax Considerations

The following is a summary, as of the date of this prospectus supplement, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to an investor who acquires beneficial ownership of our common shares in this offering and who, for the purposes of the Tax Act and at all relevant times, (i) deals at arm’s length with the Company and the Placement Agent, (ii) is not affiliated with the Company or the Placement Agent, (iii) acquires and holds the common shares as capital property, (iv) has not been and will not be (and has not been and will not be deemed to be) resident in Canada at any time, and (v) does not use or hold, and is not deemed to use or hold, the common shares in carrying on a business in Canada (a “Holder”). Generally, the common shares will be considered to be capital property to a Holder provided that the Holder does not use or hold such securities in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them or been deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

Special considerations, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on (or is deemed to carry on) an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date hereof and our understanding of the administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form, or at all. Other than the Tax Proposals, this summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary. This summary also does not take into account or anticipate any change in the administrative policies or assessing practices of the CRA.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring common shares pursuant to this offering having regard to their own particular circumstances.

Currency

Subject to certain exceptions that are not discussed herein, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of common shares must be expressed in Canadian dollars. Amounts denominated in any other currency must generally be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Taxation of Dividends

Dividends paid or credited (or deemed to be paid or credited under the Tax Act) to a Holder by the Company on common shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Holder who is a resident of the United States for purposes of the Treaty, who is the beneficial owner of the dividends and who is fully entitled to the benefits of the Treaty (a “U.S. Treaty Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Treaty Holder that is a corporation that beneficially owns at least 10% of the Company’s voting shares). Holders should consult their tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Disposition of Common Shares

A Holder will not be subject to tax under the Tax Act in respect of any capital gain (and will not be entitled to claim a capital loss) realized by such Holder on a disposition (or deemed disposition) of common shares unless such common shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Holder at the time of the disposition and such Holder is not entitled to an exemption from tax pursuant to the terms of an applicable income tax treaty or convention at the time of the disposition.

Generally, provided the common shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the Nasdaq) at the time of disposition, the common shares will not constitute taxable Canadian property of a Holder at such time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) 25% or more of the issued shares of any class or series of shares of the capital stock of the Company were owned by or belonged to one or any combination of (i) the Holder, (ii) persons with whom the Holder did not deal at arm’s length (for the purposes of the Tax Act), and (iii) partnerships in which the Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, and (b) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). The Tax Act may also deem common shares to be taxable Canadian property in certain circumstances.

Even if the common shares are taxable Canadian property of a Holder, such Holder may be exempt from tax under the Tax Act on the disposition of such common shares by virtue of an applicable income tax treaty or convention.

Holders whose common shares are or may be taxable Canadian property should consult their own tax advisors.

S-19

Expenses of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with this offering, excluding placement agent fees and expenses. All of the amounts shown are estimates, except the SEC registration fee, which we paid in connection with the filing of the registration statement on Form F-3 of which this prospectus supplement and the accompanying prospectus form a part.

SEC registration fee	$20,715
Legal fees and expenses	$125,000
Accounting fees and expenses	$45,000
Miscellaneous	$9,285
Total	$200,000

S-20

Plan of Distribution

We are offering up to 20,689,656 of our common shares for gross proceeds of up to approximately $150 million before deduction of placement agent fees and offering expenses, in a best efforts offering.

Pursuant to a placement agency agreement, dated as of January 22, 2026, we have engaged Titan Partners Group LLC, a division of American Capital Partners, LLC, to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. The common shares will be sold directly to the investors in this offering pursuant to the terms and subject to the conditions of a securities purchase agreement with the investors. There is no minimum amount of proceeds that is a condition to closing of this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering. The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. Delivery of the shares offered hereby is expected on or about January 23, 2026 against payment in immediately available funds and subject to customary closing conditions.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 5.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the Placement Agent for certain accountable expenses of the Placement Agent payable by us.

The following table shows the offering price, placement agent fees, before expenses, to us.

	Per Share	Total
Offering Price	$7.2500	$150,000,006.00
Placement Agent Fees	$0.3625	$7,500,000.30
Proceeds, before expenses, to us	$6.8875	$142,500,005.70

We estimate that the total expenses of the offering, including registration, filing fees, and legal and accounting expenses, but excluding the placement agent fees and expenses, will be approximately $200,000, all of which are payable by us. This figure does not include, among other things, our reimbursement of certain of the Placement Agent’s fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel of up to $75,000).

Lock-Up Agreements

Pursuant to the securities purchase agreement with investors, we have agreed for a period of 75 days without the prior written consent of the Placement Agent, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any of our common shares or common share equivalents or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions.

Our executive officers and directors have agreed to a 45-day “lock-up” with respect to our common shares and other of our securities such parties beneficially own, including securities that are convertible our common shares and securities that are exchangeable or exercisable for our common shares, subject to certain exceptions. This means that, subject to certain exceptions, for a period of 45 days following the date of the placement agency agreement, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such persons or any of their affiliates), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any such securities without the prior written consent of the Placement Agent.

S-21

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and the Exchange Act.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the Placement Agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agent’s website or our website and any information contained in any other websites maintained by the Placement Agent or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as the Placement Agent, and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Listing and Transfer Agent

Our common shares are listed on the Nasdaq Capital Market under the symbol “POET.” The transfer agent for our common shares is Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by the Company or the agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

S-22

Legal Matters

Katten Muchin Rosenman LLP and Bennett Jones LLP are counsel for the Company in connection with this offering. Certain legal matters in connection with the common shares offered hereby will be passed upon on behalf of the Company by Bennett Jones LLP. McGuireWoods LLP is counsel for the Placement Agent in connection with this offering with respect to U.S. legal matters.

S-23

Experts

Our consolidated financial statements as of December 31, 2024, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2024 included in our Annual Report have been incorporated by reference herein and have been audited by Davidson & Company LLP Davidson & Company LLP with respect to our consolidated financial statements as of, and for the fiscal year ended, December 31, 2024 and by Marcum LLP with respect to our consolidated financial statements as of, and for the fiscal years ended, December 31, 2023 and 2022, both of which firms are independent registered public accounting firms. Such consolidated financial statements are included in reliance upon the reports of such firms given upon the authority of said firms as experts in accounting and auditing.

S-24

PROSPECTUS

POET TECHNOLOGIES INC.

Common Shares

Debt Securities

Convertible Securities

Warrants

Subscription Receipts

Rights

Units

POET Technologies Inc. may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities so listed.

In addition, one or more of our securityholders may also offer and sell securities under this prospectus (the “Selling Securityholders” and each a “Selling Securityholder”). See “Secondary Offerings by Selling Securityholders.”

These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time we offer and sell securities, we will provide the specific terms of those securities, and the manner in which they are being offered, in one or more prospectus supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus, any post-effective amendment and the applicable prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, carefully before you invest in any of our securities. Where required by statute, regulation or policy, and where securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities. This prospectus does not qualify in any of the provinces or territories of Canada the distribution of the securities to which it relates.

The head and registered office of POET Technologies Inc. is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, and our telephone number is (416) 368-9411.

Our common shares are listed and posted for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “POET.” On January 21, 2026, the last trading day immediately prior to the filing of this prospectus, the closing price of our common shares on Nasdaq was US$8.37 per common share. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the prospectus supplement on Nasdaq or any other securities market or other securities exchange.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, including the additional information described under the heading “Incorporation of Certain Information by Reference,” and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 22, 2026.

i

About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, if any, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. You should read the information in this prospectus and the applicable prospectus supplement (and any free writing prospectuses) together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

Owning securities may subject you to tax consequences in the U.S. and/or Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or in any prospectus supplement or related free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus is accurate only as of the date on the front cover of this prospectus or the applicable prospectus supplement or free writing prospectus, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website under the heading “Where You Can Find More Information.”

Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to as IFRS, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “POET” and the “Company” refer to POET Technologies Inc. and our subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus or in any prospectus supplement (or any free writing prospectus), including the documents incorporated by reference herein or therein, are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus and any prospectus supplement (and any free writing prospectuses) appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement (or any free writing prospectuses) are references to U.S. dollars. References to “$,” “US$” or “USD$” are to U.S. dollars and references to “CA$” are to Canadian dollars.

1

Where You Can Find More Information

Copies of the documents incorporated herein by reference may be obtained on request, without charge, from the Corporate Secretary of POET at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, telephone: (416) 368-9411. Those documents are also available electronically through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system at www.sec.gov/EDGAR. The Company’s filings on EDGAR, including the documents filed as exhibits thereto, are not incorporated by reference in this prospectus except as specifically set out herein.

In addition to being subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, filing reports and other information with the SEC on EDGAR, the Company has continuous disclosure obligations under the securities laws of the provinces and territories of Canada. Those documents are available electronically through the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, which the Company elects to take advantage of in certain cases, the Company’s reports and other information filed with the SEC may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the U.S. In addition, as a “foreign private issuer,” we are exempt from certain rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act, except that, beginning on March 18, 2026, our officers and directors will become subject to the reporting requirements contained in Section 16(a) of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies in certain instances or follow certain other rules and regulations applicable to U.S. public companies. See “Risk Factors.”

This prospectus is a part of a registration statement on Form F-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities. This prospectus, including the documents incorporated by reference herein, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

2

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 1, 2025 (the “Annual Report”);

●	our report on Form 6-K, furnished to the SEC on May 15, 2025, with respect to our condensed consolidated interim financial statements for the three months ended March 31, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	our report on Form 6-K, furnished to the SEC on August 12, 2025, with respect to our condensed consolidated interim financial statements for the six months ended June 30, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	our report on Form 6-K, furnished to the SEC on November 14, 2025, with respect to our condensed consolidated interim financial statements for the nine months ended September 30, 2025, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “Third Quarter MD&A”);

●	our report on Forms 6-K, furnished to the SEC on January 3, 2025, May 23, 2025, July 1, 2025, July 9, 2025, July 17, 2025, September 5, 2025, October 7, 2025, October 28, 2025 and November 5, 2025; and

●	the description of our common shares contained in our Registration Statement on Form 8-A, as amended by Amendment No. 1 thereto filed with the SEC on March 11, 2022, and any amendments and reports updating such description.

Each prospectus supplement containing the specific terms of any offering of the Company’s securities, if any, will be filed with the SEC and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of the Company’s securities to which that prospectus supplement pertains.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents which we incorporate by reference are available from us without charge. You may obtain copies of any or all of the documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

POET Technologies Inc.

Attention: Corporate Secretary

Suite 1107, 120 Eglinton Avenue East Toronto

Ontario, M4P 1E2 Canada

(416) 368-9411

3

Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking information and forward-looking statements within the meaning of Canadian and United States securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by the use of forward-looking terminology or words, such as, “continues,” “with a view to,” “is designed to,” “pending,” “predict,” “potential,” “plans,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects” and similar expressions or variations thereon, or statements that events, conditions or results “can,” “might,” “will,” “shall,” “may,” “must,” “would,” “could,” or “should” occur or be achieved and similar expressions in connection with any discussion, expectation, or projection of future operating or financial performance, events or trends. Forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are subject to various risks and uncertainties, including those described under the heading “Risk Factors” as well as under the heading “Risk Factors” in the Company’s Annual Report and the Third Quarter MD&A, many of which are difficult to predict and generally beyond the control of the Company, including without limitation, risks:

●	associated with the Company’s history of operating losses;
●	associated with the Company’s ability to attract and retain key personnel;
●	associated with the highly complex and uncertain nature of developing technologically advanced products in the semiconductor and photonics sectors;
●	associated with the optical data communications industry, including rapid growth, volatility and dependence on rapidly changing technologies;
●	that the Company’s objectives for the development of new products will not be met within the timelines the Company expects or at all;
●	that the Company will not be able to compete in highly competitive markets;
●	associated with the Company’s ability to consummate strategic acquisitions;
●	that acquisitions the Company pursues could result in operating and other difficulties relating to integration of new businesses into the Company’s existing business, dilution to the Company’s shareholders and other consequences harmful to the Company’s business;
●	the Company’s reliance on the success of its Optical Interposer;
●	associated with the Company’s products being completed, qualified and introduced according to end-user requirements;
●	associated with the difficulties of forecasting customer demand and product mix accurately;
●	associated with engineering, product development and manufacturing;
●	associated with the Company’s reliance on a limited number of key suppliers and contract manufacturers;
●	associated with companies operating in the People’s Republic of China;
●	associated with economic and political uncertainties;
●	arising from new tariffs on the Company’s supply chain and cost structure;
●	associated with governmental export and import controls;
●	that the trading price of the common shares of the Company will be volatile;
●	that shareholders’ interests will be diluted through future stock offerings or options and warrant exercises;
●	that sales of common shares, or the prospect of future sales, may depress our stock price;
●	associated with the Company’s internal control over financial reporting;
●	associated with successfully protecting patents and trademarks and other intellectual property rights;
●	associated with potential intellectual property disputes;
●	associated with disruptions or failures in information technology systems and network infrastructures;
●	associated with significant disruption in, or breach in security of, our information technology systems or violations of data protection laws;
●	associated with potential political, legal and economic instability, foreign conflicts, and the impact of regional and global infectious illnesses in the countries in which we and our customers, suppliers and contract manufacturers are located;
●	related to periodic changes in a specific country’s or region’s economic conditions, such as recession;
●	associated with natural disasters or other catastrophic events;
●	associated with regulatory matters, including the Company’s ability to obtain all required licenses to conduct its business, trade-related barriers, certification requirements, and Canadian and foreign anticorruption laws;
●	associated with fluctuations in foreign currency exchange rates;
●	associated with the failure to comply with the U.S. Foreign Corrupt Practices Act;
●	concerning the actual allocation of proceeds from any financings undertaken by the Company;
●	concerning the Company’s ability to use its net operating losses and certain other tax attributes;
●	associated with the Company’s ability to maintain its status as a “foreign private issuer;”
●	that the rights of our shareholders may differ from the rights typically afforded to shareholders of a U.S. corporation; and
●	associated with any characterization of the Company as a passive foreign investment company.

Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from what is anticipated, estimated or intended, including those factors described or referred to under the heading “Risk Factors” in this prospectus and in the Annual Report, in the Third Quarter MD&A and elsewhere in this prospectus and the documents incorporated by reference herein. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained or incorporated by reference into this prospectus. Such statements are based on a number of assumptions, which may prove to be incorrect.

All forward-looking statements contained in this prospectus and the documents incorporated herein by reference are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

4

About the Company

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our common shares.

General

The legal and commercial name of the Company is POET Technologies Inc. The Company was originally incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on February 9, 1972, as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the BCBCA. By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) (the “OBCA”). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the Business Corporations Act (New Brunswick). By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Company is an Ontario-based corporation governed by the OBCA.

The Company’s head and registered office is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2. Our telephone number is (416) 368-9411. The Company’s website is www.poet-technologies.com.

Intercorporate Structure

Description of the Business

The Company is a design and development company offering photonic integrated packaging solutions based on the POET Optical Interposer™, a novel platform that allows the seamless integration of electronic and photonic devices onto a single chip using advanced wafer-level semiconductor manufacturing techniques. The semiconductor industry has adopted the term “Wafer-Level Chip-Scale Packaging” to describe similar approaches within the semiconductor industry. POET’s Optical Interposer eliminates costly components and labor-intensive assembly, alignment, and testing methods employed in conventional photonics. We believe the cost-efficient integration scheme and scalability of the POET Optical Interposer brings value to devices or systems that integrate electronics and photonics, including high-growth areas of communications and computing. The emergence of artificial intelligence systems has placed extraordinary demands on cloud-based artificial intelligence service providers and hyperscale data centers for increases in network speeds and bandwidth. We believe that chip-scale integration is essential to developing hardware that can meet such demands and that the Company is on the forefront of providing scalable solutions for current and future artificial intelligence systems.

Optical Interposer and Optical Engines

The Company’s Optical Interposer is a platform technology; a technology on which specific products can be integrated and built. The optical interposer platform’s basic elements and built-in features allow the close integration of a wide variety of electronic and photonic components into an “optical engine.” The combination of the platform, selected platform features and a specific set of components define an optical engine product.

Utilizing the Optical Interposer platform, the Company has successfully developed several optical engine products. These products are in various stages of evaluation / qualification by major customers, which are primarily makers of optical modules and, therefore, are in the process of being commercialized. The evaluation / qualification process typically takes several months and often involves a request to make specific modifications to the optical engines or the optical interposer in order to meet either established industry standards or specific customer requirements.

Additional information regarding the business of the Company can be found in the Annual Report and other documents incorporated by reference herein, copies of which are available for review under the Company’s issuer profile on EDGAR at www.sec.gov/EDGAR. See “Incorporation of Certain Information by Reference.”

Transfer Agent and Registrar

The transfer agent and registrar of the Company’s common shares is Computershare Trust Company of Canada, 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

Listing

Our common shares are listed and posted for trading on Nasdaq under the symbol “POET.”

5

Risk Factors

Investing in our securities involves a high degree of risk. Please see the “Risk Factors” section in any prospectus supplement and in our most recent Annual Report and Third Quarter MD&A, along with any disclosure related to the risk factors contained in our subsequent reports, in each case which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

6

Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be described in more detail in one or more prospectus supplements) an indeterminate number of securities. The actual per share price of the securities that we will offer pursuant hereto, if any, will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

7

Material Changes

Except as otherwise disclosed in this prospectus, there have been no material changes to our operations that have occurred since December 31, 2024, and that have not been described in a report on Form 20-F or Form 6-K, including the documents filed as exhibits thereto, filed or furnished under the Exchange Act and incorporated by reference into this prospectus.

8

Reasons for the Offer and Use of Proceeds

Unless otherwise indicated in a prospectus supplement relating to a particular offering of securities, the net proceeds to be received by us from the issue and sale from time to time of the securities, if any, will be used for general working capital purposes related to research and development of its optical engines for transceivers and light source modules for the AI market, capital asset purchases and selling and general and administrative expenses. The Company currently has a negative operating cash flow, which may continue for the foreseeable future. During the fiscal year ended December 31, 2024 and nine-month period ended September 30, 2025, the Company had negative cash flow from operating activities. The Company anticipates it will continue to have negative cash flow from operating activities in future periods until sustained profitable commercial production is achieved on its main products and projects. As a result, if necessary, certain of the net proceeds may be used to fund such negative cash flow from operating activities in future periods.

Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to a specific offering.

While the Company intends to spend the net proceeds of the offering of securities pursuant to this prospectus as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable. The actual amount that the Company spends in connection with each of the intended uses of proceeds will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein.

9

Description of Share Capital and Memorandum and Articles of Association

The authorized capital of the Company consists of an unlimited number of common shares, without par value, of which there were 132,021,526 common shares issued and outstanding as of December 31, 2025, and one special voting share, of which there were nil special voting shares issued and outstanding as of December 31, 2025. Our common shares are listed and posted for trading on Nasdaq under the symbol “POET.”

As of December 31, 2025, the Company had 37,364,938 share purchase warrants outstanding as follows:

Number of Share Purchase Warrants	Exercise Price	Expiry Date
2,569,187	$1.09	January 24, 2029
2,048,275	$3.05	May 10, 2029
3,333,334	$4.00	July 19, 2029
2,000,000	$5.09	September 25, 2029
2,777,778	$6.00	December 4, 2029
6,000,000	$5.98	May 22, 2030
5,000,000	$5.86	July 17, 2030
13,636,364	$7.25	October 7, 2030

Certain of these warrants are subject to anti-dilution adjustment based upon the outstanding common shares at the time of exercise.

The Company has also issued incentive options to certain directors and officers of the Company. As at December 31, 2025, there were options exercisable for up to 5,827,544 common shares at a weighted average exercise price of $1.93 and with expiration dates ranging from September 14, 2027 to November 4, 2035.

History of Share Capital

A discussion of the changes in the Company’s share capital for the years ending December 31, 2024, 2023 and 2022 is contained in notes 11, 12, 13 and 14 to our historical annual consolidated financial statements included in our Annual Report and is incorporated by reference herein.

The following table includes changes to the Company’s share capital occurring subsequent to those changes disclosed in our Annual Report:

Date of Issuance	Description of Securities	Purchase/Exercise/Deemed Price per Security	Number of Securities	Total Gross Consideration
01-Jan-25	Common Shares	CA$1.75	46,876	CA$82,033.00
03-Jan-25	Common Shares	CA$1.75	2,951	CA$5,164.25
06-Jan-25	Common Shares	CA$1.75	24,312	CA$42,546.00
08-Jan-25	Common Shares	CA$1.52	9,000	CA$13,680.00
15-Jan-25	Common Shares	CA$1.75	4,000	CA$7,000.00
22-Jan-25	Common Shares	CA$1.52	16,500	CA$25,080.00
31-Jan-25	Common Shares	CA$1.75	6,798	CA$11,896.50
05-Feb-25	Common Shares	CA$4.26	1,400,000	CA$5,964,000.00
10-Feb-25	Common Shares	CA$1.52	14,800	CA$22,496.00
11-Feb-25	Common Shares	CA$1.75	2,188	CA$3,829.00
20-Feb-25	Common Shares	CA$1.75	2,875	CA$5,031.25
25-Feb-25	Common Shares	CA$1.75	11,250	CA$19,687.50
25-Feb-25	Common Shares	CA$1.79	20,000	CA$35,800.00
28-Feb-25	Common Shares	CA$1.75	1,094	CA$1,914.50
21-Mar-25	Common Shares	CA$1.75	4,906	CA$8,585.50
08-Apr-25	Common Shares	CA$1.75	700	CA$1,225.00
10-Apr-25	Common Shares	CA$1.75	1,094	CA$1,914.50
29-Apr-25	Common Shares	CA$1.75	125,342	CA$219,348.50
05-May-25	Common Shares	CA$1.75	27,800	CA$48,650.00
08-May-25	Common Shares	CA$1.12	83,000	CA$92,960.00
12-May-25	Common Shares	CA$1.52	50,000	CA$76,000.00
12-May-25	Common Shares	CA$1.75	500	CA$875.00
13-May-25	Common Shares	CA$1.52	30,000	CA$45,600.00
13-May-25	Common Shares	CA$1.75	9,884	CA$17,297.00
13-May-25	Common Shares	CA$1.79	40,000	CA$71,600.00

10

Date of Issuance	Description of Securities	Purchase/Exercise/Deemed Price per Security	Number of Securities	Total Gross Consideration
15-May-25	Common Shares	CA$1.75	13,050	CA$22,837.50
16-May-25	Common Shares	CA$1.75	1,562	CA$2,733.50
22-May-25	Common Shares	US$5.00	6,000,000	US$30,000,000.00
26-May-25	Common Shares	CA$1.52	8,500	CA$12,920.00
26-May-25	Common Shares	CA$1.52	70,000	CA$106,400.00
28-May-25	Common Shares	CA$1.75	500	CA$875.00
30-May-25	Common Shares	CA$1.75	11,443	CA$20,025.25
30-May-25	Common Shares	CA$1.79	40,000	CA$71,600.00
05-Jun-25	Common Shares	CA$1.79	10,000	CA$17,900.00
12-Jun-25	Common Shares	CA$1.75	6,000	CA$10,500.00
17-Jun-25	Common Shares	CA$1.75	6,000	CA$10,500.00
18-Jun-25	Common Shares	CA$1.75	67,894	CA$118,814.50
18-Jun-25	Common Shares	CA$1.75	132,106	CA$231,185.50
24-Jun-25	Common Shares	CA$1.75	58,646	CA$102,630.50
25-Jun-25	Common Shares	CA$1.75	64,154	CA$112,269.50
26-Jun-25	Common Shares	CA$1.75	48,380	CA$84,665.00
27-Jun-25	Common Shares	CA$1.75	40,275	CA$70,481.25
27-Jun-25	Common Shares	CA$2.48	1,250	CA$3,100.00
30-Jun-25	Common Shares	CA$1.79	10,000	CA$17,900.00
30-Jun-25	Common Shares	CA$1.75	10,000	CA$17,500.00
30-Jun-25	Common Shares	CA$1.52	222,222	CA$337,777.44
02-Jul-25	Common Shares	CA$2.48	4,250	CA$10,540.00
02-Jul-25	Common Shares	CA$1.75	9,000	CA$15,750.00
03-Jul-25	Common Shares	CA$1.79	25,000	CA$44,750.00
04-Jul-25	Common Shares	CA$1.75	25,000	CA$43,750.00
09-Jul-25	Common Shares	CA$1.75	7,582	CA$13,268.50
10-Jul-25	Common Shares	CA$1.75	32,375	CA$56,656.25
11-Jul-25	Common Shares	CA$1.52	44,400	CA$67,488.00
11-Jul-25	Common Shares	CA$1.75	39,187	CA$68,577.25
11-Jul-25	Common Shares	CA$1.12	13,500	CA$15,120.00
11-Jul-25	Common Shares	CA$1.12	76,500	CA$85,680.00
14-Jul-25	Common Shares	CA$1.75	12102	CA$21,178.50
14-Jul-25	Common Shares	CA$1.75	1250	CA$3,100.00
15-Jul-25	Common Shares	CA$2.48	5625	CA$13,950.00
15-Jul-25	Common Shares	CA$1.75	35188	CA$61,579.00
17-Jul-25	Common Shares	US$5.00	5,000,000	US$25,000,000.00
22-Jul-25	Common Shares	CA$1.75	8,043	CA$14,075.25
22-Jul-25	Common Shares	CA$1.79	15,000	CA$26,850.00
22-Jul-25	Common Shares	CA$2.48	1,250	CA$3,100.00
30-Jul-25	Common Shares	CA$1.52	100,000	CA$152,000.00
12-Aug-25	Common Shares	CA$1.75	313	CA$547.75
14-Aug-25	Common Shares	CA$1.75	2,813	CA$4,922.75
19-Aug-25	Common Shares	CA$1.75	2,949	CA$5,160.75
21-Aug-25	Common Shares	CA$1.75	3,125	CA$5,468.75
25-Aug-25	Common Shares	CA$1.52	11,111	CA$16,888.72
26-Aug-25	Common Shares	CA$1.75	813	CA$1,422.75
29-Sep-25	Common Shares	CA$1.75	269,213	CA$471,122.75
01-Oct-25	Common Shares	CA$1.75	145,000	CA$253,750.00
02-Oct-25	Common Shares	CA$1.75	201,376	CA$352,408.00
03-Oct-25	Common Shares	CA$1.75	194,752	CA$340,816.00
06-Oct-25	Common Shares	CA$1.75	313	CA$547.75
07-Oct-25	Common Shares	CA$1.75	313	CA$547.75
07-Oct-25	Common Shares	US$5.50	13,636,364	US$75,000,002.00
07-Oct-25	Common Shares	CA$1.52	43,000	CA$65,360.00
08-Oct-25	Common Shares	CA$1.75	235,376	CA$411,908.00
09-Oct-25	Common Shares	CA$1.75	1,258,756	CA$2,202,823.00
09-Oct-25	Common Shares	CA$1.52	81,967	CA$124,589.84
10-Oct-25	Common Shares	CA$1.75	134,426	CA$235,245.50
15-Oct-25	Common Shares	CA$1.75	127,937	CA$223,889.75
15-Oct-25	Common Shares	CA$4.26	3,258,390	CA$13,880,741.40
15-Oct-25	Common Shares	CA$1.52	25,000	CA$38,000.00
16-Oct-25	Common Shares	CA$1.75	17,563	CA$30,735.25
17-Oct-25	Common Shares	CA$1.75	3,046	CA$5,330.50
17-Oct-25	Common Shares	CA$1.52	329,000	CA$500,080.00
23-Oct-25	Common Shares	CA$1.75	176,556	CA$308,973.00
23-Oct-25	Common Shares	CA$1.52	13,729	CA$20,868.08
27-Oct-25	Common Shares	CA$1.75	10,000	CA$17,500.00
28-Oct-25	Common Shares	CA$7.25	20,689,655	CA$149,999,998.75
31-Oct-25	Common Shares	CA$1.52	298,142	CA$453,175.84
12-Nov-25	Common Shares	US$1.27	312	US$394.91
17-Nov-25	Common Shares	CA$1.52	20,000	CA$30,400.00
03-Dec-25	Common Shares	CA$1.52	25,000	CA$38,000.00
12-Dec-25	Common Shares	US$1.79	500	US$896.87
18-Dec-25	Common Shares	US$1.79	750	US$1,345.31
18-Dec-25	Common Shares	US$1.27	18	US$22.78
22-Dec-25	Common Shares	US$1.79	100	US$179.37
23-Dec-25	Common Shares	US$1.27	66,949	US$84,740.70
23-Dec-25	Common Shares	US$1.79	16,326	US$29,284.73
29-Dec-25	Common Shares	US$1.27	312	US$394.91
06-Jan-25	Common Shares	US$1.27	20,750	US$26,264.31
06-Jan-25	Common Shares	US$1.79	15,625	US$28,027.31
08-Jan-25	Common Shares	US$1.79	312	US$559.65
12-Jan-25	Common Shares	US$1.27	5,312	US$6,723.66
12-Jan-25	Common Shares	US$1.79	437	US$783.87
14-Jan-25	Common Shares	US$1.27	25,874	US$32,750.02
14-Jan-25	Common Shares	US$1.79	500	US$896.87
15-Jan-25	Common Shares	US$1.27	10,000	US$12,657.50

11

Memorandum and Articles of Association

The Company was originally formed under the British Columbia Company Act on February 9, 1972 as Tandem Resources Ltd. (“Tandem”). The Company took its current form after Tandem amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd. pursuant to Articles of Amalgamation on November 14, 1985. Tandem moved to Ontario by Articles of Continuance on January 3, 1997. Tandem changed its name to OPEL International Inc. by Articles of Amendment on September 26, 2006. OPEL International Inc. was continued under the New Brunswick Business Corporations Act on January 30, 2007, then back to Ontario by Articles of Continuance on November 30, 2010, changing its name to OPEL Solar International Inc. By Articles of Amendment on August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies, Inc. By Articles of Amendment on July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Company is an Ontario corporation governed by the OBCA. The following are summaries of material provisions of our Articles of Continuance, as amended from time to time, insofar as they relate to the material terms of our common shares. This is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our constating documents attached as exhibits to our Annual Report.

Register, Entry Number and Purposes

Our Articles of Continuance became effective on November 30, 2010. Our corporation number in Ontario is 641402. The Articles of Continuance do not contain a statement of the Company’s objects and purposes. However, the Articles of Continuance provide that there are no restrictions on business that the Company may carry on or the powers the Company may exercise as permitted under the OBCA.

Board of Directors

Pursuant to our By-laws and the OBCA, a director or officer who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to, a material contract or proposed material contract with the Company, shall disclose the nature and extent of his interest at the time and in the manner provided by the OBCA. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Company’s business would not require approval by the Board or shareholders, and a director interested in a contract so referred to the Board shall not vote on any resolution to approve the same unless the contract or transaction: (i) relates primarily to his or her remuneration as a director of the Company or an affiliate; (ii) is for indemnity or insurance of or for the director or officer as permitted by the OBCA; or (iii) is with an affiliate.

Directors shall be paid such remuneration for their services as the Board may determine by resolution from time to time, and will be entitled to reimbursement for traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Neither the Company’s Articles nor By-laws require an independent quorum for voting on director compensation. Directors are not precluded from serving the Company in any other capacity and receiving remuneration therefor. A director is not required to hold shares of the Company. There is no age limit requirement respecting the retirement or non-retirement of directors.

The directors may sign the name and on behalf of the Company, or appoint any officer or officers or any other person or persons on behalf of the Company either to sign on behalf of the Company, all instruments in writing and any instruments in writing so signed shall be binding upon the Company without further authorization or formality. The term “instruments in writing” includes contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

Nothing in the Company’s By-laws limits or restricts the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

Each director serves until the next Company’s annual general meeting or until a successor is duly elected, unless the office is vacated in accordance with the Articles of Continuance.

12

Rights, Preferences and Restrictions Attaching to Each Class of Shares

The holders of common shares are entitled to vote at all meetings of the shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each common share carries with it the right to one vote. Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Company, the holders of the common shares are entitled to receive any dividends declared and payable by the Company on the common shares. Dividends may be paid in money or property or by issuing fully paid shares of the Company. Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Company, the holders of the common shares are entitled to receive the remaining property of the Company upon dissolution.

No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds. The common shares must be issued as fully-paid and non-assessable, and are not subject to further capital calls by the Company. The common shares are without par value. All of the common shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends.

The Company does not currently have any preferred shares outstanding.

Ordinary and Special Shareholders’ Meetings

The OBCA provides that the directors of a corporation shall call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting. The OBCA also provides that, in the case of an offering corporation, the directors shall place before each annual meeting of shareholders, the financial statements required to be filed under the Ontario Securities Act and the regulation thereunder relating to the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting and the immediately preceding financial year, if any.

The Board has the power to call a special meeting of shareholders at any time.

Notice of the date, time and location of each meeting of shareholders must be given not less than 21 days nor more than 50 days before the date of each meeting to each director, to the auditor of the Company and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.

Notice of a meeting of shareholders called for any other purpose other than consideration of the minutes of an earlier meeting, financial statements, reports of the directors or auditor, setting or changing the number of directors, the election of directors and reappointment of the incumbent auditor, must state the general nature of the special business in sufficient detail to permit the shareholder to form a reasoned judgment on such business, must state the text of any special resolution to be submitted to the meeting, and must, if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it, a copy of the document or state that a copy of the document will be available for inspection by shareholders at the Company’s records office or another accessible location.

The only persons entitled to be present at a meeting of shareholders are those entitled to vote, the directors of the Company and the auditor of the Company. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. In circumstances where a court orders a meeting of shareholders, the court may direct how the meeting may be held, including who may attend the meeting.

13

Limitations on Rights to Own Securities

No share may be issued until it is fully paid.

Neither Canadian law nor our Articles or By-laws limit the right of a non-resident to hold or vote common shares of the Company, other than as provided in the Investment Canada Act (the “Investment Act”), as amended by the World Trade Organization Agreement Implementation Act (the “WTOA Act”). The Investment Act generally prohibits implementation of a direct reviewable investment by an individual, government or agency thereof, corporation, partnership, trust or joint venture that is not a “Canadian,” as defined in the Investment Act (a “non-Canadian”), unless, after review, the minister responsible for the Investment Act is satisfied that the investment is likely to be of net benefit to Canada. An investment in the common shares of the Company by a non-Canadian (other than a “WTO Investor,” as defined below) would be reviewable under the Investment Act if it were an investment to acquire direct control of the Company, and the value of the assets of the Company were CA$5.0 million or more (provided that immediately prior to the implementation of the investment the Company was not controlled by WTO Investors). An investment in common shares of the Company by a WTO Investor (or by a non- Canadian other than a WTO Investor if, immediately prior to the implementation of the investment the Company was controlled by WTO Investors) would be reviewable under the Investment Act if it were an investment to acquire direct control of the Company and the value of the assets of the Company equaled or exceeded certain threshold amounts determined on an annual basis.

The threshold for a pre-closing net benefit review depends on whether the purchaser is: (a) controlled by a person or entity from a member of the WTO; (b) a state- owned enterprise (SOE); or (c) from a country considered a “Trade Agreement Investor” under the Investment Act. A different threshold also applies if the Canadian business carries on a cultural business. The 2025 threshold for WTO Investors that are SOEs will be CA$551 million based on the book value of the Canadian business’ assets, up from CA$528 million in 2024. The 2025 thresholds for review for direct acquisitions of control of Canadian businesses by private sector investor WTO Investors is $1.386 billion and private sector trade- agreement investors is $2.079 billion and are both based on the “enterprise value” of the Canadian business being acquired.

A non-Canadian, whether a WTO Investor or otherwise, would be deemed to acquire control of the Company for purposes of the Investment Act if he or she acquired a majority of the common shares of the Company. The acquisition of less than a majority, but at least one-third of the shares, would be presumed to be an acquisition of control of the Company, unless it could be established that the Company is not controlled in fact by the acquirer through the ownership of the shares. In general, an individual is a WTO Investor if he or she is a “national” of a country (other than Canada) that is a member of the WTO (“WTO Member”) or has a right of permanent residence in a WTO Member. A corporation or other entity will be a “WTO Investor” if it is a “WTO Investor-controlled entity,” pursuant to detailed rules set out in the Investment Act. The U.S. is a WTO Member. Certain transactions involving our common shares would be exempt from the Investment Act, including:

●	an acquisition of the shares if the acquisition were made in the ordinary course of that person’s business as a trader or dealer in securities;

●	an acquisition of control of the Company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Act; and

●	an acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the Company, through the ownership of voting interests, remains unchanged.

Procedures to Change the Rights of Shareholders

In order to change the rights of our shareholders with respect to certain fundamental changes as described in Section 168 of the OBCA, the Company would need to amend our Articles to effect the change. Such an amendment would require the approval of holders of two-thirds of the votes of the Company’s common shares, and any other shares carrying the right to vote at any general meeting of the shareholders of the Company, cast at a duly called special meeting. The OBCA also provides that a sale, lease or exchange of all or substantially all of the property of a corporation other than in the ordinary course of business of the corporation likewise requires the approval of the shareholders at a duly called special meeting. For such fundamental changes and sale, lease and exchange, a shareholder is entitled under the OBCA to dissent in respect of such a resolution amending the Articles and, if the resolution is adopted and the Company implements such changes, demand payment of the fair value of the shareholder’s common shares.

14

Impediments to a Change of Control

The take-over bid regime in Canada is governed by, among other things, National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”). Under NI 62-104, a “take-over bid” is defined as an offer to acquire the outstanding voting securities or equity securities of a class made to one or more persons or companies in a jurisdiction of Canada (also referred to as a local jurisdiction) or whose last address on the books of the target company is in the local jurisdiction, where the securities subject to the offer, together with the offeror’s securities, constitute 20% or more of the outstanding securities of the class.

Pursuant to NI 62-104, all non-exempt take-over bids are required to abide by certain technical requirements, including:

●	Initial Deposit Period – The offer must remain open for an initial deposit period of at least 105 days from the date of the bid. A shorter initial deposit period (not less than 35 days from the date of the bid) is available in circumstances where a target company issues a deposit period news release in respect of a proposed or commenced take-over bid. In this circumstance, an outstanding or subsequent competing take-over bid may avail itself of the shorter deposit period specified in the bid referred to in the deposit period news release. A shorter initial deposit period (of at least 35 days from the date of the bid) is also available in the case of an outstanding or subsequent competing bid in circumstances where a target company issues a news release announcing its intention to effect a negotiated alternative transaction.

●	Minimum Tender Requirement – An offeror may not take up securities under the terms of its take-over bid unless the bid has met a minimum tender requirement consisting of more than 50% of the outstanding securities of the class that are subject to the bid (excluding securities beneficially owned, or over which control or direction is exercised by the offeror or by any person acting jointly or in concert with the offeror) having been deposited under the bid and not withdrawn.

●	Mandatory 10-day extension period – If, at the end of the initial deposit period, an offeror is obligated to take up securities deposited under the terms of a take-over bid, the offeror must extend the period during which securities may be deposited under the period of the bid for a mandatory 10-day extension period and promptly issue a news release announcing that, among other things, the minimum tender requirement has been satisfied, the number of securities deposited and not withdrawn as at the expiry of the initial deposit period and the period during which securities may be deposited under the bid has been extended for the mandatory ten-day extension period.

●	Equal Treatment – The take-over bid rules require that all holders of the same class of securities be offered identical consideration (or an identical choice of consideration). If a bidder increases the consideration to be paid for the securities during a take-over bid, this consideration must be increased for all shareholders, even if the bidder has already taken up and paid for some shares. The bidder (and anyone acting jointly or in concert with the bidder) is prohibited from entering into any collateral agreements or understanding that will (directly or indirectly) provide a shareholder of the target company with consideration of greater value than that paid or payable to other shareholders of the same class, subject to certain exemptions.

In addition to NI 62-104, there are also further regulations and guidance (including certain disclosure requirements) provided pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues (“NI 62-103”), National Policy 62-202 – Take-Over Bids – Defensive Tactics, National Policy 62-203 – Take-Over Bids and Issuer Bids, and applicable exchange rules.

Shareholder Ownership Disclosure Threshold in Bylaws

Neither our Articles nor By-laws contain a provision governing the ownership threshold above which shareholder ownership must be disclosed. Pursuant to securities legislation, an Early Warning Report and an Insider Report must be filed if a shareholder obtains ownership on a partially diluted basis of 10% or greater of the Company.

Special Conditions for Changes in Capital

The conditions imposed by the Company’s Articles are not more stringent than required under the OBCA.

Comparison of Ontario and Delaware Corporate Law

The Company is a corporation governed by the OBCA. The OBCA differs in some material respects from the laws generally applicable to Delaware corporations under the Delaware General Corporation Law (the “DGCL”). Below is a summary of certain of those material differences. This summary is qualified in its entirety by reference to the DGCL, the OBCA and the Company’s Articles and bylaws.

15

	Delaware	OBCA

Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchange plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

Under the OBCA, certain corporate alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of a corporation (other than in the ordinary course of business) liquidations, dissolutions and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution means a resolution that is (i) submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, by at least a majority of the votes cast, or (ii) consented to in writing by each shareholder of the corporation (or their authorized attorney) entitled to vote at such a meeting.

A special resolution means a resolution that is (i) submitted to a special meeting of the shareholders and passed, with or without amendment, by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation (or their authorized attorney) entitled to vote at such a meeting.

Under the OBCA, unless otherwise provided for in the articles, an action that adds to, removes or changes the rights, privileges, restrictions or conditions attached to issued shares of a class or series must be approved by a special separate resolution of the holders of the class or series of shares being affected.

16

	Delaware	OBCA
The DGCL does not contain a procedure comparable to a plan of arrangement under the OBCA.

Arrangements are permitted under the OBCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Subject to any order of the court, a plan of arrangement must be approved, in each case by special resolution, by (i) the shareholders of a corporation, and (ii) holders of shares of each class or series entitled to vote.

The court may determine, among other things, to whom notice shall be given and whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The OBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The OBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

17

	Delaware	OBCA
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of such stockholder’s shares in lieu of the consideration such stockholder would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The OBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Dissent rights are applicable when a corporation resolves to (i) amend its articles to change the restrictions on the issuance, transfer or ownership of the corporation’s shares; (ii) amend its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (iii) amalgamate with another corporation; (iv) continue the corporation into another jurisdiction; (v) continue the corporation under the Co-Operative Corporations Act or the Not-For-Profit Corporations Act, 2010; or (vi) sell, lease or exchange all or substantially all its property.

A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, a merger in which one corporation owns, prior to the merger, 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The OBCA provides that if, within 120 days after the making of a bid to acquire shares, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate or associate of the offeror) of any class of shares to which the bid relates, the offeror is entitled, upon complying with the section, to acquire the shares held by dissenting offerees.

An offeror may acquire the shares held by a dissenting offeree by sending, on or before the earlier of the sixtieth (60th) day following the termination of the bid and the one hundred and eightieth (180th) day following the date of the bid, an offeror’s notice to each dissenting offeree.

Dissenting offerees who have demanded payment for the fair value of his or her security may, within 30 days of receiving the offeror’s notice, apply to the court for additional security of payment for the fair value of their shares.

18

	Delaware	OBCA
Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Under the OBCA and the Company’s bylaws, and subject to certain exceptions, shareholders may take action without a meeting by executing a written resolution signed by all of the shareholders (or their authorized attorney) entitled to vote on that resolution.

A resolution in writing is as valid as if it had been passed at a meeting of the shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

Under the OBCA, the directors of the corporation may, at any time, call a special meeting of shareholders.

In addition, the holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. All shareholders entitled to vote as of the record date are entitled to notice of the meeting.

Subject to certain conditions, if the directors do not call a meeting within twenty-one days after receiving the shareholder’s requisition, any shareholder who signed the requisition may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the OBCA, and subject to a corporation’s articles or any unanimous shareholder agreement, a corporation may pay a dividend in money or other property (including by issuing shares or warrants by way of dividend) unless there are reasonable grounds for believing that the corporation is insolvent, or the payment of the dividend would render the corporation insolvent.

The OBCA provides that no rights, privileges, restrictions or conditions attached to a series of shares shall confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the OBCA, a corporation may purchase or otherwise acquire any of its issued shares or warrants. However, the acquisition is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above).

A corporation may also redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it, subject to similar solvency tests (as set out above).

19

	Delaware	OBCA
Vacancies on Board of Directors	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the Company’s bylaws, a director ceases to hold office if he or she dies, is removed from office by the shareholders, ceases to be qualified for election as a director or, subject to the OBCA, resigns by a written resignation received by the Company.

Also under the Company’s bylaws, but subject to the OBCA, a quorum of directors may fill a vacancy on the board of directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

Under the OBCA, if there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or the OBCA, the directors in office shall call a special meeting of shareholders to fill the vacancy. If the directors fail to call a meeting, a shareholder may call the meeting.

In accordance with the OBCA and the Company’s bylaws, the board of directors may appoint an additional director provided that the total number of directors, after that appointment, would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

Under the OBCA, and the Company’s bylaws, the shareholders of the corporation may by ordinary resolution remove any director(s) from office. If the holders of any class or series have an exclusive right to elect one or more directors, a director may only be removed by an ordinary resolution of that class or series.

A director’s vacancy may be filled at the meeting at which a director was removed.

According to the Company’s bylaws, the board of directors shall be elected at each annual meeting of shareholders, and each director will hold office until the close of the first annual meeting following his or her election, subject to certain exceptions. All directors are eligible for re-election or re-appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the OBCA, directors, registered holders of shares, beneficial owners of shares and creditors of the corporation (including their agents and legal representatives) may examine and take extracts of certain corporation records free of charge.

Public companies will allow any other person to examine certain records of the corporation upon payment of a reasonable fee.

20

	Delaware	OBCA
Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater or, if permitted by the DGCL, a lesser number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution.

The directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. The directors must submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Pursuant to the Company’s bylaws, the Company will indemnify a director or officer, a former director or officer or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, to the fullest extent permitted by the OBCA.

Under the OBCA, a corporation may indemnify a present or former director or officer or another individual who acts or acted at the corporation’s request as a director or officer, or in a similar capacity, of another entity (the “indemnified individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the indemnified individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnified individual is involved because of that association with the Company or such other entity, and provided that the indemnified individual (i) acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such indemnified individual had reasonable grounds for believing that his or her conduct was lawful.

The Company may indemnify, with court approval, an indemnified individual in respect of an action by or on behalf of the Company or such other entity to obtain a judgment in its favor, to which the indemnified individual is made a party because of their association with the Company or such other entity.

An indemnified individual is entitled to indemnification from the Company as a matter of right if such indemnified individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the indemnified individual ought to have done and fulfilled the conditions set forth above.

21

	Delaware	OBCA
Limited Liability of Directors and Officers

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of such director’s fiduciary duties, except for (i) any breach of the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which a director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval of a stock repurchase.

The DGCL also permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of an officer to a corporation’s shareholders by reason of an officer’s breach of such officer’s duty of care to the corporation, except for (i) any such monetary liabilities that result from any actions brought by or in the right of a corporation; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; or (iii) any breach in which an officer obtains an improper personal benefit from the corporation.

Under the OBCA, every director and officer of a corporation in exercising his or her powers and discharging his or her duties to the corporation shall (i) act honestly and in good faith with a view to the best interests of the corporation, and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Subject to the OBCA’s unanimous shareholder agreement provisions, no provision in a contract, the articles of amalgamation, the bylaws or a resolution relieves a director or officer from the duty to act in accordance with the OBCA and the regulations thereunder or relieves him or her from liability for a breach thereof.

Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the derivative claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the OBCA, (i) a current or former shareholder (including a beneficial shareholder); (ii) a current or former director of a corporation; or (iii) any person who, in the discretion of the court, is an appropriate person (a “complainant”) may bring an application to prosecute, defend, or discontinue an action on behalf of a corporation (a derivative action).

A complainant may apply to the court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries or intervene in an action in which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of a body corporate if the complainant has given fourteen days’ notice to the directors of the corporation, and the court is satisfied that (i) the directors of the corporation will not bring, prosecute, defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interest of the corporation for the action to be prosecuted or defended.

Under the OBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate, including an order requiring the corporation to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

22

	Delaware	OBCA
Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, the DGCL does not provide for a remedy for a breach of fiduciary duties that is comparable to the OBCA’s oppression remedy.

The OBCA’s oppression remedy enables a court to make an order (interim or final) to rectify conduct that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation. To determine whether the oppression remedy is appropriate, the court will consider the corporation’s actions and/or omissions (including decisions made by the directors), and the business and affairs of the corporation.

Under the OBCA, a complainant (as defined above) may bring an oppression application.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

According to the Company’s bylaws, shares of the Company may be issued at such times and to such persons and for such consideration as the directors determine.

Under the OBCA, the articles of a corporation may authorize the issuance of any class of shares in one or more series and may determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

Under the OBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the OBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

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	Delaware	OBCA
Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws, often referred to as “advance notice bylaws,” that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose information about the stockholder, including, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the Company’s bylaws, a shareholder may nominate a director pursuant to a proposal or requisition made in accordance with the provisions of the OBCA.

In addition, any person who at (i) the close of business on the date of giving notice; and (ii) on the record date for notice of such meeting, is a registered security holder of one or more shares carrying the right to vote, or who beneficially owns shares that are entitled to be voted (“Nominating Shareholder”), may elect a director, subject to fulfilling certain notice procedures. A Nominating Shareholder is required to give timely notice in the proper written form, as outlined in the bylaws.

To be in proper form, the notice of the Nominating Shareholder must set forth, amongst other things, (i) each proposed director nominee, and any other information relating to the nominee that would be required to be disclosed in a dissident’s proxy circular under the OBCA and applicable security laws, and (ii) any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular under the OBCA and applicable security laws.

In certain circumstances, the corporation may refuse to process a proposal.

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Description of the Securities

This prospectus contains summary descriptions of the common shares, debt securities, warrants, subscription receipts, rights and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

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Description of Common Shares

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common shares from time to time, as set forth in the applicable prospectus supplement. See “Description of Share Capital” above.

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Description of Debt Securities

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities in respect of which a prospectus supplement will be filed. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in a prospectus supplement filed in respect of such debt securities.

Debt securities may be offered separately or in combination with one or more other securities. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

Debt securities will be issued under one or more indentures (each, a “debt indenture”), in each case between the Company and an appropriately qualified entity authorized to carry on business as a trustee. The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable debt indenture.

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. We have filed a form of indenture as Exhibit 4.4 to the registration statement of which this prospectus is a part. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The debt securities may be issued from time to time in one or more series and may be convertible into other securities. The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Any prospectus supplement for debt securities will contain the specific terms and other information with respect to the debt securities being offered thereby, including:

●	the designation, aggregate principal amount and authorized denominations of such debt securities;

●	any limit upon the aggregate principal amount of such debt securities;

●	the currency or currency units for which such debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

●	the issue price (at par, at a discount or at a premium) of such debt securities;

●	the date or dates on which such debt securities will be issued and delivered;

●	the date or dates on which such debt securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

●	the rate or rates per annum (either fixed or floating, respectively) at which such debt securities will bear interest (if any) and, if floating, the method of determination of such rate;

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●	the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

●	if applicable, the provisions for subordination of such debt securities to other indebtedness of the Company;

●	any redemption term or terms under which such debt securities may be defeased whether at or prior to maturity;

●	any repayment or sinking fund provisions;

●	any events of default applicable to such debt securities;

●	whether such debt securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any exchange or conversion terms and any provisions for the adjustment thereof;

●	if applicable, the ability of the Company to satisfy all or a portion of any redemption of such debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued; and

●	any other specific terms or covenants applicable to such debt securities.

The Company may include in a prospectus supplement specific terms pertaining to the debt securities that are in addition to, or in lieu of, the terms debt securities as described in this prospectus. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms of the debt securities described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank pari passu (except as to sinking funds) with all other unsubordinated and unsecured indebtedness of the Company, including other debt securities issued under the debt indenture.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our existing securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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Description of Warrants

This section describes the general terms that will apply to any warrants for the purchase of common shares (the “equity warrants”) or for the purchase of debt securities (the “debt warrants”).

Warrants may be offered separately or together with other securities, as the case may be. Each series of warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as warrant agent or may be issued as stand-alone contracts. The applicable prospectus supplement will include details of the warrant agreements governing the warrants being offered. The warrant agent is expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered hereunder. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement, if any.

Equity Warrants

The particular terms of each issue of equity warrants will be described in a related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of the equity warrants;

●	the price at which the equity warrants will be offered;

●	the currency or currencies in which the equity warrants will be offered;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	the class and/or number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

●	the terms of any provisions allowing for adjustment in (i) the class and/or number of common shares or other securities or property that may be purchased, or (ii) the exercise price per common share;

●	whether the Company will issue fractional shares;

●	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

●	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

●	whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	whether the Company has applied to list the equity warrants and/or the related common shares on a stock exchange; and

●	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants, if any, will be described in a prospectus supplement. Such description will include, where applicable:

●	the designation and aggregate number of debt warrants;

●	the price at which the debt warrants will be offered;

●	the currency or currencies in which the debt warrants will be offered;

●	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

●	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

●	the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions; and

●	any other material terms or conditions of the debt warrants.

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Description of Subscription Receipts

The Company may issue subscription receipts, independently or together with other securities. Subscription receipts will be issued under one or more subscription receipt agreements.

A subscription receipt is a security of the Company that will entitle the holder to receive one or more common shares or a combination of common shares and warrants, upon the completion of a transaction, typically an acquisition by the Company of the assets or securities of another entity. After the offering of subscription receipts, the subscription proceeds for the subscription receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of subscription receipts will not have any rights of shareholders of the Company. Holders of subscription receipts are only entitled to receive common shares or warrants or a combination thereof upon the surrender of their subscription receipts to the escrow agent or to a return of the subscription price for the subscription receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the subscription receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this prospectus relating to any subscription receipt agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

A prospectus supplement will set forth the following terms relating to the subscription receipts being offered:

●	the designation of the subscription receipts;

●	the aggregate number of subscription receipts offered and the offering price;

●	the terms, conditions and procedures for which the holders of subscription receipts will become entitled to receive common shares or warrants or a combination thereof;

●	the number of common shares or warrants or a combination thereof that may be obtained upon the conversion of each subscription receipt and the period or periods during which any conversion must occur;

●	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

●	the gross proceeds from the sale of such subscription receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such subscription receipts, plus any interest earned thereon;

●	the material income tax consequences of owning, holding and disposing of such subscription receipts;

●	whether such subscription receipts will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or conversion of the subscription receipts; and

●	any other material terms and conditions of the subscription receipts.

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Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered Securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of Securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering; and

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire.

Each right would entitle the holder of the rights to purchase for cash the principal amount of Securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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Description of Units

The Company may issue units comprised of one or more of the other securities described herein in any combination. A prospectus supplement relating to the particular units offered, if any, will describe the terms of such units and, as applicable, the terms of such other securities.

Each unit is expected to be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit is expected to have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, as the case may be, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material terms and conditions of the units.

The preceding description and any description of units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; to our existing securityholders in a rights offering; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are listed on Nasdaq. We may elect to list any securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

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We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange) in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in any such sale transaction will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, certain of the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Secondary Offerings by Selling Securityholders

Securities may be sold under this prospectus by way of a secondary offering by or for the account of Selling Securityholders. The prospectus supplement for or including any offering of securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws:

●	the name of each Selling Securityholder:

●	the number or amount of securities beneficially owned by each Selling Securityholder prior to the applicable offering;

●	the number or amount of securities being offered for the account of each Selling Securityholder;

●	the number or amount of securities to be beneficially owned by the Selling Securityholders immediately following the offering and the percentage that number or amount represents of the total number of the Company’s outstanding securities; and

●	all other information that is required to be included in the applicable prospectus supplement.

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Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)
Total	(2)

(1) Pursuant to Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all applicable registration fees.

(2) These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

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Certain Income Tax Considerations

Material Canadian and/or U.S. income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. You are urged to consult your own tax advisors prior to any acquisition of our securities.

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Enforceability of Civil Liabilities

The Company is incorporated under and governed by the OBCA. Some of the directors and officers of the Company, as well as some of the entities named as experts in this prospectus, are residents of Canada or otherwise reside outside of the U.S., and all or a substantial portion of their assets are located outside the U.S. It may be difficult for investors who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for investors who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon our civil liability and the civil liability of the Company’s directors, officers and experts under the U.S. federal securities laws. A final judgment for a liquidated sum in favor of a private litigant granted by a U.S. court and predicated solely upon civil liability under U.S. federal securities laws would, subject to certain exceptions identified in the law of individual provinces and territories of Canada, likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon U.S. federal securities law on application of the conflict of laws principles of the province or territory in Canada in which the claim is brought.

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Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of POET by Katten Muchin Rosenman LLP with respect to U.S. legal matters and by Bennett Jones LLP with respect to Canadian legal matters. In addition, if legal matters in connection with any offering of securities made pursuant to this prospectus are passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to such offering.

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Experts

Our consolidated financial statements as of December 31, 2024, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2024 included in our Annual Report have been incorporated by reference herein and have been audited by Davidson & Company LLP with respect to our consolidated financial statements as of, and for the fiscal year ended, December 31, 2024 and by Marcum LLP with respect to our consolidated financial statements as of, and for the fiscal years ended, December 31, 2023 and 2022, both of which firms are independent registered public accounting firms. Such consolidated financial statements are included in reliance upon the reports of such firms given upon the authority of said firms as experts in accounting and auditing.

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POET TECHNOLOGIES INC.

20,689,656 Common Shares

PROSPECTUS SUPPLEMENT

January 22, 2026